FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006 (January 19, 2006)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-18645
(Commission File Number)

94-2802192
(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California
(Address of principal executive offices)

94085
(Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Cash Bonus Plan

On January 19, 2006, the Board of Directors of Trimble Navigation Limited (“the Company”) approved a cash bonus plan for the 2006 fiscal year.  The Company’s CEO, all other executive officers and a number of other senior-level employees are eligible participants in the Plan.  Bonuses to participants will be based upon the achievement of operating income, with minimum thresholds for revenue and operating income as a percentage of revenue.  Target payouts range from 10% to 70% of base annual salary.  Bonus payments for 2006 could be up to 300% of each participant’s target.  Payments are made on a quarterly basis, 10% of target each quarter and the remainder after the close of the fiscal year.

Item 2.02 Results of Operations and Financial Condition.

On January 24, 2006, the Company announced its financial results for the quarter and year ended December 30, 2005.  A copy of the press release dated January 24, 2006 relating to this announcement is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.1	Trimble Navigation Limited 2006 Management Incentive Plan Description
Ex. 99.1	Text of Company Press Release dated January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: January 24, 2006
/s/ Irwin Kwatek

Irwin Kwatek
Vice President

EXHIBIT INDEX
Exhibit Number Description

Exhibit No.	Description

10.1	Trimble Navigation Limited 2006 Management Incentive Plan Description
99.1	Text of Company Press Release dated January 24, 2006